                                                                 EXECUTION - 2

                     TRADEMARK LICENSE AND OPTION AGREEMENT

            AGREEMENT made this 29th day of April, 1996 by and among WINDY HILL PET FOOD COMPANY, INC., a Delaware corporation with its principal place of business at Two Maryland Farms, Suite 301, Brentwood, Tennessee 37037 ("Licensee") and PROMARK INTERNATIONAL INC., an Idaho corporation with its principal place of business at 877 W. Main Street, Suite 510, Boise, Idaho 83702 ("Licensor").

            WHEREAS, Licensor is the owner of (i) the name, trade name and trademark KOZY KITTEN, which is registered as a trademark on the principal register of the U.S. Patent and Trademark Office under Registration No.730,530 for cat food, and (ii) unregistered common law trademarks, trade dress and label designs utilized solely therewith and good will associated therewith (the "Mark"); and

            WHEREAS, by agreement dated the 20th of June, 1995, Licensor has granted to HEINZ PET PRODUCTS COMPANY, a division of Star-Kist Foods, Inc., a California corporation with its principal place of business at One Riverfront Place, Newport, Kentucky 41071 ("HPP") a non-exclusive five-year license (the "ProMark License") to use, among other intellectual property, the Mark in the United States, including its territories and possessions; and

            WHEREAS, HPP has, by that certain letter agreement, dated as of April 29, 1996, (i) waived any and all rights to the Mark in connection with the Licensed Products (as defined in Section 1 below) under the ProMark License,
(ii) agreed to amend the same to provide that the Mark is no longer included in the intellectual property covered by the ProMark License in relation to the Licensed Products (as defined in Section 1 below) and (iii) immediately upon Licensee's exercise of its Option (as defined in Section 9 below), HPP has agreed to waive any and all rights to the Mark under the ProMark License and to amend the same to provide that the Mark is no longer included in the intellectual property covered by the ProMark License; and

            WHEREAS, Licensor, Licensee, HPP and the other Sellers defined therein, have entered into that certain Purchase Agreement dated April 17, 1996 (the "Purchase Agreement"), pursuant to which, among other things, Licensor has agreed to grant to Licensee an exclusive license to use the Mark as provided below; and

            WHEREAS, Licensor desires to grant to Licensee and Licensee desires to obtain the exclusive right to use the Mark in connection with the manufacture, distribution or sale of dry and/or semi-moist pet food as more particularly set forth in this Agreement; and

            WHEREAS, Licensor also desires to grant to Licensee an irrevocable option to purchase the Mark as more particularly set forth in this Agreement.

            NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the parties agree as follows:

            1. License Grant.

                  (a) During the Term (as defined in Section 8 below) and subject to payment of the licensing fee in the amount of Two Million Two Hundred Thousand Dollars ($2,200,000.00) as provided in Section 2.5 of the Purchase Agreement, the receipt of which Licensor hereby acknowledges, Licensor hereby grants to Licensee the exclusive right and license to use the Mark throughout the world (the "Territory") on and in connection with the manufacture, distribution or sale of dry and/or semi-moist pet food products (the "Licensed Products"), including, but not limited to, on packaging, in trade materials, in print, television and radio advertising and any and all other uses related to the manufacture, distribution or sale of the Licensed Products. Without limiting the foregoing, Licensee shall have the right to use the Mark either as a primary brand, subbrand, maker's mark or otherwise in connection with Licensed Products in any and all channels of distribution provided, however, Licensee agrees that it will not use the Mark with any trademark owned by any entity other than Licensor, except as a corporate identifier.

                  (b) Licensee shall have no right to the Mark or to make, use or sell any products utilizing the Mark (or any reproduction, counterfeit, copy or colorable imitation thereof) other than as expressly granted in this Agreement. Furthermore, Licensee is aware that Licensor has no history of sale or distribution of products using the Mark or any registration of the Mark in any jurisdiction other than the United States and that conflicting use or registrations of the Mark outside the United States may prevent the use or registration of the Mark in jurisdictions outside the United States.

                  (c) Licensor and Licensee each expressly acknowledge and agree that nothing in this Agreement gives the other any rights to or interest in any product specifications, recipes or other proprietary materials related to any products in connection with which the Mark is used by the other party and all such information shall be considered confidential information subject to Section 12.

            2. Quality Standard; Inspections.

                  (a) Licensee shall maintain such quality standards for the Licensed Products as it has maintained for products similar to the Licensed Products prior to the date of this Agreement. Furthermore, Licensee shall take such action as is reasonably necessary to maintain the quality and integrity of the Mark. Licensee represents, warrants and agrees that the Licensed Products bearing the Mark shall be in compliance with all applicable federal, state and local laws, rules and regulations.

                  (b) Upon request, Licensee shall furnish to Licensor a reasonable number of representative production samples of the Licensed Products, in order for Licensor to assure itself that the provisions of this Agreement are being observed. Upon introduction of a new Licensed Product, Licensee agrees that upon request it shall furnish to Licensor a reasonable number of representative production samples of the Licensed Products.

                  (c) During the Term, Licensor or its respective designees, shall have the right to conduct annual inspections of the relevant portions of Licensee's manufacturing facilities for compliance with the foregoing quality standards; provided, however, Licensee may restrict access by Licensor's representatives to only those areas where the Licensed Products and ingredients and materials for the Licensed Products are processed, tested or stored. Inspections also may be conducted at any time during the Term when Licensor has reasonable belief that there are or may be quality problems with respect to the Licensed Products. Any or all plant inspections shall be conducted only during regular business hours and upon at least twenty-four (24) hours prior notice. Notwithstanding such right of inspection, nothing herein shall relieve Licensee from any liability or shift any liability to Licensor for Licensee's nonconformance with federal, state or local laws or regulations.

            3. Display; Legends. Licensee shall submit copies of use of the Mark on packaging, labeling, promotional and advertising materials to Licensor prior to use. Licensee shall be free to display the Mark on Licensed Products in such forms or manners as Licensee may choose, provided that any such use shall be of a kind and quality which does not materially detract from the value of the Mark. Licensee shall cause to appear on all written materials on or in connection with which the Mark is used, such legends, markings and notices as Licensor may prescribe in order to give appropriate notices of any trademark or other rights.

            4. Restrictions On and Covenants Of Licensor.

                  (a) During the Term, Licensee shall be the exclusive licensee and/or authorized user of the Mark in the Territory in connection with the Licensed Products and Licensor specifically agrees, on behalf of itself and its successors and assigns, not to license the Mark to any third party or use the Mark in any manner whatsoever in connection with the manufacture, distribution or sale of either (i) the Licensed Products or (ii) any other products other than canned cat food. Furthermore, Licensor covenants and agrees that at no time during the Term (x) will the Licensor permit the Mark to be subject to any liens, security interests or other encumbrances of any nature whatsoever (provided that Licensor will not be held liable for any liens, claims or encumbrances related to the Mark to the extent that the same arise through the actions of Licensee), nor (y) will Licensor assign, transfer or delegate its ownership in the Mark, this Agreement or any other rights with respect to the Mark to a party other than its parent or an affiliate (provided such party expressly agrees to be bound by the terms and conditions of this Agreement and such assignment, transfer or delegation shall not effect the obligations of Heinz as defined in and pursuant to Section 15 below) without complying with the provision below. In the event that Licensor or any of the other Sellers (as defined in the Purchase Agreement) intend to sell or otherwise transfer ownership of the Mark, this Agreement or any other rights with respect to the Mark as part of the sale of all or part of Licensor's or any of the other Sellers' business other than to its parent or an affiliate, Licensor covenants and agrees to give Licensee a minimum of thirty (30) days (the "Sale Notice Period") written notice (the "Sale Notice") of the proposed sale, including, the name of the proposed buyer or buyers. During the Sale Notice Period or at any time after the delivery of a Sale Notice, Licensee shall have the irrevocable right to exercise the Option as provided in Section 9. Licensor covenants and agrees that neither it nor any of the other Sellers will consummate any sale or other transfer of the Mark, this Agreement or any other rights with respect to the Mark during a Sale Notice Period unless Licensee gives Licensor written notice of its intent not to exercise the Option during the relevant Sale Notice Period.

                  (b) Licensor shall be free to display the Mark on or in relation to any of its canned cat food products bearing the Mark in such forms or manners as Licensor may choose, provided that (i) any such use shall be of a kind and quality which does not materially detract from the value of the Mark;
(ii) Licensor agrees it will not use the Mark with any trademark owned by any entity other than Licensor; and (iii) all such forms of the Mark (and any registrations thereof) automatically shall be covered by Licensee's Option (as defined in Section 9 below).

                  (c) Licensor covenants and agrees to maintain at all times during the Term in full force and effect any and all registrations of the Mark in the United States Patent and Trademark office. In the event Licensee desires to use the Mark with any other mark or design Licensor, upon Licensee's request, shall apply to register such mark or design in the United States and Canada and Licensee shall be responsible for the reasonable costs of Licensor associated with such registration and such mark(s) automatically shall become part of the definition of the "Mark" for purposes of this License Agreement and shall be covered by Licensee's Option (as defined in Section 9 below). Furthermore, in the event that Licensee desires to have Licensor register the Mark or any other mark used with the Mark in any other country (the "Foreign Registrations"), Licensor will use all reasonable efforts to promptly do so and any Foreign Registrations automatically shall become part of the definition of the "Mark" for purposes of this License Agreement and shall be covered by Licensee's Option (as defined in Section 9 below). Licensee shall be responsible for the reasonable costs of Licensor associated with any Foreign Registrations of the Mark requested by Licensee and actually applied for by Licensor; provided, however, if Licensor decides to distribute canned cat food in any country in which Licensee has covered the costs of registration of the Mark, Licensor promptly will reimburse Licensee for fifty percent (50%) of the costs paid by Licensee with respect to such Foreign Registration. Licensor may decide not to apply for registration in any country requested by Licensee outside the United States should Licensor, in its reasonable discretion, consider such application or registration likely to lead to opposition or litigation which would adversely affect the Mark. In addition, Licensor covenants and agrees to use its reasonable efforts to maintain at all times during the Term in full force and effect any and all Canadian or other Foreign Registrations of the Mark applied for in the manner described above in those countries in the Territory in which Licensee is using the Mark in a manner sufficient to meet the requirements for continued registration of the Mark in the relevant country.

                  (d) In the event that Licensor shall fail to take any action reasonably required by Licensor to effectuate the foregoing, Licensor hereby appoints Licensee as its attorney-in-fact for such purpose (it being acknowledged that such appointment is irrevocable and coupled with an interest) with full power of substitution and delegation. Licensee shall supply Licensor with copies of any such documents promptly after execution.

            5. Dispute Resolution.

                  (a) Licensee and Licensor agree that, in the event that there is a disagreement with regard to whether the quality of a product or a use of the Mark materially detracts from the value of the Mark, senior management of the parties will meet and negotiate in good faith in an attempt to resolve the dispute.

In the event that the parties are unable to resolve the dispute within thirty
(30) days from the date of written notice of disagreement, either party may submit the dispute to binding arbitration, which shall be conducted as follows:
(i) the arbitration panel shall be composed of three parties, one appointed by Licensee, one appointed by Licensor and one chosen by the arbitrators appointed by Licensor and Licensee, provided, however, the third arbitrator shall be an independent third party knowledgeable in marketing and pet food sales and mutually satisfactory to Licensor and Licensee; (ii) the arbitrators, in conducting such arbitration, shall have access to all relevant documents and records of the parties; (iii) the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules") in effect on the date such arbitration is commenced and shall be final and binding on the parties; and (iv) unless otherwise agreed, all arbitration proceedings shall be conducted in New York City, New York in English. In the event a mutually satisfactory third arbitrator is not appointed within fifteen (15) days of submission of a dispute to binding arbitration, appointment of the third arbitrator shall be as provided in the Rules. Notwithstanding the foregoing, the arbitration panel shall have no power or authority to order the termination of the license of this Agreement for any reason whatsoever.

                  (b) If either party concludes in good faith that the quality of a product being sold by the other party bearing the Mark presents a material health hazard, such party shall have the right, notwithstanding the negotiation and arbitration provisions set forth above, to seek an injunction in a court of competent jurisdiction to cause the other party to cease manufacturing, sale or distribution of the offending product, or to recall already distributed product. Furthermore, except as set forth in subsection (a) above, nothing herein shall prevent either party from exercising any other rights or remedies available at law to enforce or preserve their rights under this License Agreement, including, but not limited to, their respective rights to indemnification pursuant to
Section 10 of this Agreement.

            6. Ownership. Licensee acknowledges Licensor's ownership of the Mark subject to this License Agreement and Licensee agrees that all use by Licensee of the Mark during the Term shall inure to Licensor's benefit. Licensee shall at any time execute any documents reasonably required by Licensor to confirm Licensor's ownership of all such rights.

            7. Infringement Proceedings.

                  (a) During the Term, each party agrees to notify the other of any unauthorized uses of the Mark by any third party as promptly as such matters come to such party's attention. Either Licensee or Licensor shall have the right and discretion to bring infringement or unfair competition proceedings involving the

Mark in the manner more specifically described below; provided, however, that each party covenants and agrees to cooperate with and furnish full assistance to one another in connection with the procurement, protection and maintenance of the Mark and their rights associated therewith.

                  (b) Licensor shall have the initial right to determine whether or not any demand, suit or other action shall be taken on account of or with reference to any infringement or unfair competition in connection with the Mark and shall have the right to take such action as it may determine. Licensee shall not institute any suit or take any action on account of any such infringement or unfair competition without first obtaining the express written consent of Licensor to do so. Licensor's consent shall not be unreasonably withheld or delayed. The parties agree to cooperate with each other in any manner which the litigating party may reasonably request in connection with any such litigation; provided, however, that the non-litigating party will be entitled to reimbursement of its reasonable expenses directly related to such cooperation in excess of $5000.00. In all instances, the party commencing the litigation shall have the right to employ counsel of its choosing and to direct the handling of the litigation and the settlement thereof. Notwithstanding the foregoing, no action may be settled by Licensee without the prior consent of Licensor, which consent shall not be unreasonably withheld or delayed. All amounts awarded as damages, profits or otherwise in connection with such litigation shall be divided among the parties as their interests may appear. Nothing herein shall be construed as imposing any duty or obligation upon Licensor to take any action against any alleged infringer.

            8. Term/Post Termination Agreements. The term of this Agreement shall be for a period of ten (10) years commencing on the date hereof and ending on the tenth (10th) anniversary of such date (the "Term"). Upon expiration of this Agreement, unless Licensee exercises its option to purchase the Mark as provided in Section 9 below, Licensee shall destroy any molds, plates, packaging or finished product bearing the Mark which are in its possession or control and thereafter cease any and all use of the Mark.

            9. Irrevocable Option to Purchase the Mark.

                  (a) Licensor agrees to and hereby does give and grant to Licensee the exclusive and irrevocable option (the "Option") to purchase all of Licensor's right, title and interest in and to the Mark and any and all derivatives of the Mark, free of all liens, claims and encumbrances of whatsoever nature (provided that Licensor will not be held liable for any liens, claims or encumbrances related to the Mark to the extent that the same arise through the actions of Licensee), for a purchase price of Fourteen Million Five Hundred Thousand Dollars ($14,500,000.00) (the "Option Payment") at any time either (i) on or after the fifth anniversary of the date of this Agreement and prior to the expiration of the Term; (ii) at any time during the Term if Licensor has breached its covenants regarding liens and assignments set forth in Section 4(a)(x) or 4(a)(y); (iii) at any time during any Sale Notice Period; or (iv) at any time during the Term after the delivery of a Sale Notice ((i)-(iv) are collectively referred to as the "Option Period"). The Option may be exercised by Licensee at any time during the Option Period by delivering to Licensor a minimum of ten (10) business days written notice (the "Option Notice") of its intention to exercise the Option. After such exercise, immediately upon receipt of written confirmation from the Escrow Agent (as defined below) that Licensor has deposited the License Payment (as defined below) with the Escrow Agent, Licensee shall deliver to Licensor payment of the Option Payment by wire transfer of immediately available funds to Licensor. Immediately upon receipt of the Option Payment, (i) Licensor shall execute and deliver to Licensee an assignment of the Mark in the form of Exhibit B and/or take such further action reasonably required by Licensee to effectuate the assignment of the Mark, (ii) Licensor also shall execute and deliver to Licensee assignments of any Foreign Registrations in form satisfactory to Licensee and/or take such further action reasonably required by Licensee to effectuate the assignment of the Foreign Registrations, (iii) Licensor also shall deliver to Licensee a waiver in the form of Exhibit C duly executed by Licensor and HPP pursuant to which HPP waives any and all rights to the Mark under the ProMark License and the ProMark License is amended to provide that the Mark (including any unregistered common law trademarks, trade dress and label designs utilized solely therewith) is no longer included in the definition of Licensed Property (as such term is defined in the ProMark License) and (iv) Licensee shall license the Mark to Licensor or its successor in title as provided in Section 9(b) below.

                  (b) In the event Licensee exercises the Option, Licensee agrees to grant to Licensor and Licensor shall be obligated to accept a license to use the Mark on the terms and conditions set forth in the form of license agreement attached as Exhibit A to this Agreement. Furthermore, within ten (10) business days of receipt by Licensor of the Option Notice, at a time and date during such ten (10) business day period to be mutually agreed to by the parties, Licensor shall deposit the payment required by the terms of such license in the amount of Twelve Million Dollars ($12,000,000.00) (the "License Payment") by wire transfer of immediately available funds with an escrow agent (the "Escrow Agent") mutually satisfactory to Licensor and Licensee pursuant to an escrow agreement mutually satisfactory to Licensor and Licensee or in such other manner as Licensor and Licensee mutually agree. The License Payment shall be released to Licensee by the Escrow Agent simultaneously with payment by Licensee of the Option Payment. Immediately upon receipt of the License Payment, Licensor and Licensee shall execute and Licensor shall receive delivery of a license agreement in the form of Exhibit A.

                  (c) Provided that Licensee complies with the provisions of this Section 9, Licensee shall be unconditionally entitled to exercise the Option, notwithstanding any claims by Licensor with respect to Licensee's use or misuse of the Mark pursuant to this Agreement or otherwise or any other claims of whatsoever nature by Licensor against Licensee, including, without limitation, nonpayment of the Promissory Note (as defined in the Purchase Agreement), or any breach or default by Licensee of the Purchase Agreement or this Agreement, any agreement contemplated by, or executed in connection with, the Purchase Agreement or any other agreement or arrangement between Licensee and Licensor or any of their respective affiliates.

                  (d) Under no circumstances whatsoever shall either Licensor or Licensee be entitled to offset any portion of either the Option Payment or the License Payment against any amounts payable on or with respect to any claims of whatsoever nature between Licensor and Licensee, including, without limitation, in connection with the Purchase Agreement, the Promissory Note, any agreement contemplated by, or executed in connection with, the Purchase Agreement or any other agreement or arrangement between Licensee and Licensor or any of their respective affiliates. Notwithstanding the foregoing, in the event Licensor fails to deposit the full amount of the License Payment as provided in Section 9(b) above Licensee shall be permitted to set-off the License Payment against the Option Payment and deliver the net amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) as payment in full of the Option Payment.

            10. Indemnification. Licensee shall indemnify and agrees to defend Licensor from any and all damages (but excluding any incidental or consequential damages or claims for lost profits) resulting from or arising out of the manufacture, packaging, distribution, selling, handling, consumption or marketing of Licensed Products by Licensee except to the extent such damages are the result of or caused by the negligence of Licensor or its agents or employees, or the result of instructions or standards dictated by Licensor with respect to the Licensed Products. Furthermore, each party indemnifies and agrees to defend the other in the event of any breach of any covenant or provision of this Agreement. The indemnifications set forth in this paragraph shall include reasonable attorney's fees, settlement costs and any other expenses reasonably related to the indemnification. Each party (a) shall provide the other with reasonable notice of any such claims and cooperate with the defense of any such claim, and (b) agrees that the provisions of this Section 10 shall survive the expiration of this Agreement for the period of any applicable statute of limitations.

            11. Insurance. Licensee shall maintain throughout the Term a reasonably adequate products liability insurance policy with limits of no less than

One Million Dollars ($1,000,000.00) combined single limit with a financially responsible insurance carrier naming Licensor as an additional insured and providing Licensor with thirty (30) days notice of cancellation or alteration.

            12. Confidentiality. Any confidential information disclosed by either party to the other, except as set forth below, shall be considered confidential information, and shall be accorded the same treatment which the receiving party gives to its own confidential information. The obligation of confidentiality set forth in the preceding sentence shall not apply to information which (a) was publicly available at the time of the disclosure to the receiving party; (b) subsequently becomes publicly available through no fault of the receiving party; (c) is rightfully acquired by the receiving party, subsequent to disclosure by the other party, from a third party who to the receiving party's knowledge is not in breach of a confidential relationship with regard to such information; (d) is purchased by Licensee from Licensor pursuant to the Purchase Agreement (but Licensor will keep confidential any such information it sells or has sold to Licensee provided this obligation shall not apply to information which falls under subsections (a), (b), (c) or (e) hereof) or (e) is independently developed by the receiving party solely through the efforts of individuals who did not have access to the confidential information.

            13. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their permitted assigns. Notwithstanding the foregoing, neither party shall assign, transfer or delegate any of its rights under this Agreement or delegate any of its obligations under this Agreement to any entity which is not a parent or affiliate of the assigning party without the other party's prior written approval, and any such assignment, transfer or delegation made without such approval shall be void ab initio; provided, however, (a) Licensee shall be permitted to assign, transfer or delegate any of its rights and/or obligations under this Agreement in connection with the sale of all or part of its business to any third party and/or to any lender providing financing to Licensee and such lender shall be permitted to assign this license to any third party without the consent of Licensor and (b) Licensor shall be permitted to assign, transfer or delegate any of its rights under this Agreement or to the Mark to the buyer identified in the relevant Sale Notice in the event Licensee does not exercise its Option during the relevant Sale Notice Period.

            14. Force Majeure. Neither party to this Agreement shall be held liable for failure to comply with any of the terms of this Agreement when such failure has been caused by fire, flood, labor dispute, strike, war, energy shortage, insurrection, government restrictions or regulations or force majeure beyond the control of the party involved; provided, however, in no event shall the foregoing be construed to relieve Licensor or Licensee of its obligations pursuant to Section 9 above.

            15. Heinz Guaranty. H. J. Heinz Company, a Pennsylvania corporation ("Heinz"), hereby guarantees the prompt performance by Licensor of its covenants and obligations hereunder. In the event of nonperformance by Licensor of any such covenants or obligations, Heinz shall promptly perform or cause Licensor to promptly perform such covenants and obligations. Heinz shall be entitled to the benefit of any defenses to and limitations on the guaranteed covenants and obligations to the same extent Licensor would have had such benefit, except that in no event shall the validity of this guarantee or the obligations of Licensor be in any way terminated, affected or impaired by its dissolution or the rejection of such obligations under any bankruptcy, insolvency or similar laws, now or hereafter enacted.

            16. Miscellaneous.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS RULES OR CONFLICTS OF LAW.

                  (b) Nothing herein contained shall be deemed to create the relationship of partnership or joint venture between the parties. Neither party shall have the right to incur any obligation to third parties which shall be binding upon the other and neither party shall have any interest whatever in the profits and liabilities of the other arising out of or resulting from the subject matter of this Agreement.

                  (c) Unless otherwise specified herein, notices to the parties shall be sent by prepaid certified or registered mail, or by a national overnight courier service, to the parties at the following addresses (or at such other address as shall be specified by like notice):

                        (i)   If to Licensee, to:

                              Windy Hill Pet Food Company, Inc.
                              Two Maryland Farms, Suite 301
                              Brentwood, Tennessee 37037
                              Attention: Mr. Bobby Dale, President
                              with a copy to:

                              Richards & O'Neil, LLP
                              885 Third Avenue
                              New York, New York 10022
                              Attn: Craigh Leonard, Esq.

                        (ii)  If to Licensor, to:

                              ProMark International Inc.
                              877 W. Main Street, Suite 510
                              Boise, Idaho 83702
                              Attention: President

                              with copies to:

                              H.J. Heinz Company
                              600 Grant Street
                              Pittsburgh, Pennsylvania 15230
                              Attn: Senior Vice President and General Counsel

                              Heinz Pet Products Company
                              One Riverfront Place
                              Newport, Kentucky 41071
                              Attn: Vice President Value Brands Marketing

                  (d) The failure of either party to insist on compliance with any provision hereof shall not constitute a waiver or modification of such provision or any other provision.

                  (e) If any provision hereof is held to be invalid or unenforceable by any court of competent jurisdiction or any other authority vested with jurisdiction, such holding shall not effect the validity or enforceability of any other provision hereto.

                  (f) The paragraph order and heading are for convenience only and shall not be deemed to affect in any way the language, obligations or the provisions to which they refer.

                  (g) This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, and may be amended or modified only in writing executed by each party hereto.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


WINDY HILL PET FOOD COMPANY,              PROMARK INTERNATIONAL INC.
Inc.


By: /s/ D. Gadd                           By: /s/ Eric S. Nielsen
    ----------------------------              ----------------------------
Name: D. Gadd                             Name: Eric S. Nielsen
Title: V.P. Finance                       Title: President


H.J. HEINZ COMPANY as to                  HEINZ PET PRODUCTS COMPANY,
Section 15 only                           a division of Star-Kist Foods, Inc.
                                          as to Section 9(a)(iii) only


By:                                       By: /s/ Michael Jon Bertasso
    ----------------------------              ----------------------------
Name:                                     Name: Michael Jon Bertasso
     ---------------------------          Title: Chief Cost Officer
Title:
      --------------------------

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


WINDY HILL PET FOOD COMPANY,              PROMARK INTERNATIONAL INC.
Inc.


By:                                       By: /s/ Eric S. Nielsen
    ----------------------------              ----------------------------
Name:                                     Name: Eric S. Nielsen
     ---------------------------          Title: President
Title:
      --------------------------


H.J. HEINZ COMPANY as to                  HEINZ PET PRODUCTS COMPANY,
Section 15 only                           a division of Star-Kist Foods, Inc.
                                          as to Section 9(a)(iii) only


By: /s/ David R. Williams                 By:
    ----------------------------              ----------------------------
Name: David R. Williams                   Name:
Title: Senior Vice President                   ---------------------------
                                          Title:
                                                --------------------------

                                    EXHIBIT A

                           TRADEMARK LICENSE AGREEMENT

            AGREEMENT made this ___ day of ______, 19__ between WINDY HILL PET FOOD COMPANY, INC., a Delaware corporation with its place of business at Two Maryland Farms, Suite 301, Brentwood, Tennessee 37037 ("Licensor") and PROMARK INTERNATIONAL INC., an Idaho corporation with its place of business at 877 W. Main Street, Suite 510, Boise, Idaho 83702 ("Licensee").

            WHEREAS, Licensor is the owner of (i) the name, trade name and trademark KOZY KITTEN, which is registered as a trademark on the principal register of the U.S. Patent and Trademark Office under Registration No.730,530 for cat food and (ii) unregistered common law trademarks, trade dress and label designs utilized solely therewith and good will associated therewith (the "Mark");

            WHEREAS, Licensor, Licensee and the other Sellers defined therein have entered into that certain Purchase Agreement, dated April 17, 1996, pursuant to which among other things, Licensor agreed to grant to Licensee an exclusive royalty-free license to use the Mark as provided below; and

            WHEREAS, by Agreement, dated June 20, 1995, Licensee has granted to Heinz Pet Products Company, a division of Star-Kist Foods Inc. ("HPP") a non-exclusive five-year license (the "ProMark License") to use, among other intellectual property, the Mark in the United States, including its territories and possessions; and

            WHEREAS, Licensee and HPP have, by that certain letter agreement, dated April __, 1996 expressly (i) waived any and all rights to the Mark under the ProMark License and (ii) amended the same to provide that the Mark is not longer included in the intellectual property covered by the ProMarK License; and

            WHEREAS, Licensor desires to grant to Licensee and Licensee desires to obtain the exclusive right to use the Mark in connection with the manufacture, distribution or sale of canned cat food as more particularly set forth in this Agreement.

            NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the parties agree as follows:

            1. License Grant.

                  (a) Subject to payment of the License Payment as provided in
Section 9, Licensor hereby grants to Licensee the exclusive, perpetual right and license to use the Mark throughout the world (the "Territory") on and in connection with the manufacture, distribution or sale of canned cat food (the "Licensed Products"), including, but not limited to, on packaging, in trade materials, in print, television and radio advertising and any and all other uses related to the manufacture, distribution or sale of the Licensed Products. Without limiting the foregoing, Licensee shall have the right to use the Mark either as a primary brand, subbrand, maker's mark or otherwise in connection with Licensed Products in any and all channels of distribution provided, however, Licensee agrees that it will not use the Mark with any trademark owned by any entity other than Licensor, except as a corporate identifier.

                  (b) Licensee shall have no right to the Mark or to make, use or sell any products utilizing the Mark (or any reproduction, counterfeit, copy or colorable imitation thereof) other than as expressly granted in this Agreement. Furthermore, Licensee is aware that in the event Licensor has no history of sale or distribution of products using the Mark or any registration of the Mark in any jurisdiction other than the United States that conflicting use or registrations of the Mark outside the United States may prevent the use or registration of the Mark in jurisdictions outside the United States.

                  (c) Licensor and Licensee each expressly acknowledge and agree that nothing in this Agreement gives the other any rights to or interest in any product specifications, recipes or other proprietary materials related to any products in connection with which the Mark is used by the other party and all such information shall be considered confidential information subject to Section 12.

                  (d) Subject to the prior written approval of Licensor, which shall not be unreasonably withheld, Licensee may sublicense the Mark or utilize the services of third party manufacturers to produce the Licensed Products to be sold by Licensee or its approved sublicensees; provided, however, no consent of Licensor is necessary to grant a sublicense to a parent or affiliate of Licensee or to use a parent of affiliate of Licensee as a third party manufacturer. However, in the event Licensee desires to grant a sublicense to a third party who is a major branded competitor or affiliated to a major branded competitor of Licensor, its subsidiaries or its affiliates, Licensee shall notify Licensor in writing of the proposed sublicensee and the material terms of the proposed sublicense and Licensor shall have a right of first refusal to enter into an agreement with Licensee on substantially the same terms and conditions. Within ten (10) business days of receipt of the relevant notice, Licensor shall either notify Licensee of its intention to exercise its right of first refusal or consent to the proposed sublicense and sublicensee on the terms contained in the relevant notice from Licensee. Subject to Licensor's written approval, Licensee will assure that there are adequate quality control provisions in any third party manufacturer agreement or sublicense. Subject to Licensor's written approval, Licensee shall take all steps reasonably necessary to enforce and implement such quality control provisions. Licensee will not distribute or permit any of its sublicensees to distribute any Licensed Products which are not produced in compliance with the standards and procedures set forth in Section 2 below.

            2. Quality Standard; Inspections.

                  (a) Licensee shall maintain such quality standards for the Licensed Products as it has maintained for products similar to the Licensed Products prior to the date of this Agreement. Furthermore, Licensee shall take such action as is reasonably necessary to maintain the quality and integrity of the Mark. Licensee represents, warrants and agrees that the Licensed Products bearing the Mark shall be in compliance with all applicable federal, state and local laws, rules and regulations.

                  (b) Upon request, Licensee shall furnish to Licensor a reasonable number of representative production samples of the Licensed Products, in order for Licensor to assure itself that the provisions of this Agreement are being observed. Upon introduction of a new Licensed Product, Licensee agrees that without request it shall furnish to Licensor a reasonable number of representative production samples of the Licensed Products.

                  (c) During the term of this License Agreement, Licensor or its respective designees, shall have the right to conduct annual inspections of the relevant portions of Licensee's manufacturing facilities for compliance with the foregoing quality standards; provided, however, Licensee may restrict access by Licensor's representatives to only those areas where the Licensed Products and ingredients and materials for the Licensed Products are processed, tested or stored. Inspections also may be conducted at any time during the Term when Licensor has reasonable belief that there are or may be quality problems with respect to the Licensed Products. Any or all plant inspections shall be conducted only during regular business hours and upon at least twenty-four (24) hours prior notice. Notwithstanding such right of inspection, nothing herein shall relieve Licensee from any liability or shift any liability to Licensor for Licensee's nonconformance with federal, state or local laws or regulations.

            3. Display; Legends. Licensee shall submit copies of use of the Mark on packaging, labeling, promotional and advertising materials to Licensor prior to use. Licensee shall be free to display the Mark on Licensed Products in such forms or manners as Licensee may choose, provided that any such use shall be of a kind and quality which does not materially detract from the value of the Mark.

Licensee shall cause to appear on all written materials on or in connection with which the Mark is used, such legends, markings and notices as Licensor may prescribe in order to give appropriate notices of any trademark or other rights.

            4. Restrictions On and Covenants Of Licensor.

                  (a) So long as this Agreement is in effect, as between Licensor and Licensee, Licensee shall be the exclusive licensee and/or authorized user of the Mark in the Territory in connection with the Licensed Products and Licensor specifically agrees, on behalf of itself and its successors and assigns, not to license the Mark to any third party or use the Mark in any manner whatsoever in connection with the manufacture, distribution or sale of the Licensed Products.

                  (b) Licensor shall be free to display the Mark on or in relation to any of its products bearing the Mark in such forms or manners as Licensor may choose, provided that any such use shall be of a kind and quality which does not materially detract from the value of the Mark. Licensor agrees that it will not use the Mark with any trademark owned by an entity other than Licensor.

                  (c) Licensor covenants and agrees that, so long as this Agreement is in effect, it will maintain in full force and effect any and all registrations of the Mark in the United States Patent and Trademark Office. In the event Licensee desires to use the Mark with any other mark, Licensor, upon Licensee's request, shall apply to register such mark in the United States and Licensee shall be responsible for the reasonable costs of Licensor associated with such registration and such mark(s) automatically shall become part of the definition of the "Mark" for purposes of this License Agreement. Furthermore, in the event that Licensee desires to have Licensor register the Mark or any other mark used with the Mark in any other country (the "Foreign Registrations"), Licensor will use all reasonable efforts to promptly do so and such Foreign Registrations automatically shall become part of the definition of the "Mark" for the purposes of this License Agreement. Licensee shall be responsible for the reasonable costs of Licensor associated with any Foreign Registrations of the Mark requested by Licensee and actually applied for by Licensor; provided, however, if Licensor decides to distribute products under the Mark in any country in which Licensee has covered the costs of registration of the Mark, Licensor promptly will reimburse Licensee for fifty percent (50%) of the costs paid by Licensee with respect to such Foreign Registration. Licensor may decide not to apply for registration in any country requested by Licensee outside the United States should Licensor, in its reasonable discretion, consider such application or registration likely to lead to opposition or litigation which would adversely affect the Mark. In addition, Licensor covenants and agrees to use its reasonable efforts to maintain at all times during the term of this Agreement in full force and effect any and all Foreign

Registrations of the Mark applied for in the manner described above in those countries in the Territory in which Licensee is using the Mark in a manner sufficient to meet the requirements for continued registration of the Mark in the relevant country.

            5. Dispute Resolution.

                  (a) Licensee and Licensor agree that, in the event that there is a disagreement with regard to whether the quality of a product or a use of the Mark materially detracts from the value of the Mark, senior management of the parties will meet and negotiate in good faith in an attempt to resolve the dispute. In the event that the parties are unable to resolve the dispute within thirty (30) days from the date of written notice of disagreement, either party may submit the dispute to binding arbitration, which shall be conducted as follows: (i) the arbitration panel shall be composed of three parties, one appointed by Licensee, one appointed by Licensor and one chosen by the arbitrators appointed by Licensor and Licensee, provided, however, the third arbitrator shall be an independent third party knowledgeable in marketing and pet food sales and mutually satisfactory to Licensor and Licensee; (ii) the arbitrators, in conducting such arbitration, shall have access to all relevant documents and records of the parties; (iii) the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules") in effect on the date such arbitration is commenced and shall be final and binding on the parties; and (iv) unless otherwise agreed, all arbitration proceedings shall be conducted in New York City, New York in English. In the event a mutually satisfactory third arbitrator is not appointed within fifteen (15) days of submission of a dispute to binding arbitration, appointment of the third arbitrator shall be as provided in the Rules.

                  (b) If either party concludes in good faith that the quality of a product being sold by the other party bearing the Mark presents a material health hazard, such party shall have the right, notwithstanding the negotiation and arbitration provisions set forth above, to seek an injunction in a court of competent jurisdiction to cause the other party to cease manufacturing, sale or distribution of the offending product, or to recall already distributed product. Furthermore, except as set forth in subsection (a) above, nothing herein shall prevent either party from exercising any other rights or remedies available at law to enforce or preserve their rights under this License Agreement, including, but not limited to their respective rights to indemnification pursuant to
Section 10 of this Agreement.

            6. Ownership. Licensee acknowledges Licensor's ownership of the Mark subject to this License Agreement and Licensee agrees that all use by Licensee of the Mark shall inure to Licensor's benefit. Licensor and Licensee further agree that any and all alterations or new packaging, label designs or trade dress used on or in connection with the Licensed Products will become part of the

Mark and shall be deemed owned from their inception by Licensor without the need for additional or future assignments. Licensee shall at any time execute any documents reasonably required by Licensor to confirm Licensor's ownership of all such rights. In the event that Licensee shall fail to execute and return to Licensor any documents reasonably required by Licensor to confirm Licensor's ownership of such rights, Licensee hereby appoints Licensor as its attorney-in-fact for such purpose (it being acknowledged that such appointment is irrevocable and coupled with an interest) with full power of substitution and delegation. Licensor shall supply Licensee with copies of any such documents promptly after execution.

            7. Infringement Proceedings.

                  (a) So long as this Agreement is in effect, each party agrees to notify the other of any unauthorized uses of the Mark by any third party as promptly as it comes to such party's attention. Either Licensee or Licensor shall have the right and discretion to bring infringement or unfair competition proceedings involving the Mark in the manner more specifically described below; provided, however, that each party covenants and agrees to cooperate with and furnish full assistance to one another in connection with the procurement, protection and maintenance of the Mark and their rights associated therewith.

                  (b) Licensor shall have the initial right to determine whether or not any demand, suit or other action shall be taken on account of or with reference to any infringement or unfair competition in connection with the Mark and shall have the right to take such action as it may determine. Licensee shall not institute any suit or take any action on account of any such infringement or unfair competition without first obtaining the express written consent of Licensor to do so. Licensor's consent shall not be unreasonably withheld or delayed. The parties agree to cooperate with each other in any manner which the litigating party may reasonably request in connection with any such litigation; provided, however, that the non-litigating party will be entitled to reimbursement of its reasonable expenses directly related to such cooperation in excess of $5000.00. In all instances, the party commencing the litigation shall have the right to employ counsel of its choosing and to direct the handling of the litigation and the settlement thereof. Notwithstanding the foregoing, no action may be settled by Licensee without the prior consent of Licensor, which consent shall not be unreasonably withheld or delayed. All amounts awarded as damages, profits or otherwise in connection with such litigation shall be divided among the parties as their interests may appear. Nothing herein shall be construed as imposing any duty or obligation upon Licensor to take any action against any alleged infringer.

            8. Termination. Notwithstanding anything herein to the contrary, Licensor shall have the right to terminate this Agreement effective upon ninety
(90) days written notice to Licensee in the event (i) Licensee commits a material breach of this Agreement which is not cured to comply with the terms of this Agreement within such ninety (90) day notice period or (ii) Licensee ceases to use the Mark in connection with the manufacture, distribution or sale of the Licensed Products, either as a primary brand, subbrand, maker's mark or otherwise in the ordinary course of business, in connection with Licensed Products for a period in excess of twelve (12) months and does not commence use of the Mark in connection with Licensed Products in the ordinary course of business within the ninety (90) day notice period. Upon termination of this Agreement, Licensee agrees to destroy any molds, plates, packaging or finished product bearing the Mark which are in its possession or control and thereafter cease any and all use of the Mark.

            9. License Payment. As payment in full of all fees for use of the Mark as provided in this Agreement, Licensee shall pay to Licensor, simultaneously with the execution of this Agreement, the sum of Twelve Million Dollars ($12,000,000.00) (the "License Payment") by wire transfer of immediately available funds.

            10. Indemnification. Licensee shall indemnify and agrees to defend Licensor from any and all damages (but excluding any incidental or consequential damages or claims for lost profits) resulting from or arising out of the manufacture, packaging, distribution, selling, handling, consumption or marketing of Licensed Products by Licensee except to the extent such damages are the result of or caused by the negligence of Licensor or its agents or employees, or the result of instructions or standards dictated by Licensor with respect to the Licensed Products. Furthermore, each party indemnifies and agrees to defend the other in the event of any breach of any covenant or provision of this Agreement. Each party (a) shall provide the other with reasonable notice of any such claims and cooperate with the defense of any such claim, and (b) agrees that the provisions of this Section 10 shall survive the expiration of this Agreement for the period of any applicable statute of limitations. The indemnifications set forth in this paragraph shall include reasonable attorney's fees, settlement costs and any other expenses reasonably related to the indemnification.

            11. Insurance. Licensee shall maintain throughout the Term a reasonably adequate products liability insurance policy with limits of no less than One Million Dollars ($1,000,000.00) combined single limit with a financially responsible insurance carrier naming Licensor as an additional insured and providing Licensor with thirty (30) days notice of cancellation or alteration.

            12. Confidentiality. Any confidential information disclosed by either party to the other, except as set forth below, shall be considered confidential information, and shall be accorded the same treatment which the receiving party gives to its own confidential information. The obligation of confidentiality set forth in the preceding sentence shall not apply to information which (a) was publicly available at the time of the disclosure to the receiving party; (b) subsequently becomes publicly available through no fault of the receiving party; (c) is rightfully acquired by the receiving party, subsequent to disclosure by the other party, from a third party who to the receiving party's knowledge is not in breach of a confidential relationship with regard to such information; or (d) is independently developed by the receiving party solely through the efforts of individuals who did not have access to the confidential information.

            13. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their permitted assigns. Notwithstanding the foregoing, neither party shall assign, transfer or delegate any of its rights under this Agreement or delegate any of its obligations under this Agreement to any entity which is not a parent or affiliate of the assigning party without the other party's prior written approval, and any such assignment, transfer or delegation made without such approval shall be void ab initio; provided, however, (i) Licensor and Licensee shall be permitted to assign, transfer or delegate any of its rights and/or obligations under this Agreement in connection with the sale of all or part of its business to any third party without the consent of the other party provided such third party expressly agrees to be bound by the terms and conditions of this Agreement and (ii) Licensee shall be permitted to assign, transfer or delegate any of its rights and/or obligations under this Agreement or to the Mark to any lender providing financing to Licensor without the consent of Licensee provided such assignment, transfer or delegation is expressly subject to the terms and conditions of this Agreement.

            14. Force Majeure. Neither party to this Agreement shall be held liable for failure to comply with any of the terms of this Agreement when such failure has been caused by fire, flood, labor dispute, strike, war, energy shortage, insurrection, government restrictions or regulations or force majeure beyond the control of the party involved.

            15. Miscellaneous.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS RULES OR CONFLICTS OF LAW.

                  (b) Nothing herein contained shall be deemed to create the relationship of partnership or joint venture between the parties. Neither party shall have the right to incur any obligation to third parties which shall be binding upon the other and neither party shall have any interest whatever in the profits and liabilities of the other arising out of or resulting from the subject matter of this Agreement.

                  (c) Unless otherwise specified herein, notices to the parties shall be sent by prepaid certified or registered mail, or by a national overnight courier service, to the parties at the following addresses (or at such other address as shall be specified by like notice):

                        (i)   If to Licensee, to:

                              ProMark International Inc.
                              877 W. Main Street, Suite 510
                              Boise, Idaho 83702

                              with copies to:

                              H.J. Heinz Company
                              600 Grant Street
                              Pittsburgh, Pennsylvania 15230
                              Attn: Senior Vice President and General Counsel

                              Heinz Pet Products Company
                              One Riverfront Place
                              Newport, Kentucky 41071
                              Attention: Vice President Value Brands Marketing

                        (ii)  If to Licensor, to:

                              Windy Hill Pet Food Company, Inc.
                              Two Maryland Farms, Suite 301
                              Brentwood, Tennessee 37037
                              Attention: Mr. Bobby Dale, President

                              with a copy to:

                              Richards & O'Neil, LLP
                              885 Third Avenue
                              New York, New York 10022
                              Attn: Craigh Leonard, Esq.

                  (d) The failure of either party to insist on compliance with any provision hereof shall not constitute a waiver or modification of such provision or any other provision.

                  (e) If any provision hereof is held to be invalid or unenforceable by any court of competent jurisdiction or any other authority vested with jurisdiction, such holding shall not effect the validity or enforceability of any other provision hereto.

                  (f) The paragraph order and heading are for convenience only and shall not be deemed to affect in any way the language, obligations or the provisions to which they refer.

                  (g) This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof; and may be amended or modified only in writing executed by each party hereto.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


WINDY HILL PET FOOD                     PROMARK INTERNATIONAL INC.
COMPANY, INC.


By:                                     By:
    ----------------------------            ----------------------------
Name:                                   Name:
     ---------------------------             ---------------------------
Title:                                  Title:
      --------------------------              --------------------------

                                    EXHIBIT B

                          ASSIGNMENT OF U.S. TRADEMARK

            WHEREAS, PROMARK INTERNATIONAL INC., an Idaho corporation, whose principal address is 877 W. Main Street, Suite 510, Boise, Idaho 83702 (hereinafter "Assignor") is the owner of and has adopted, licensed and/or is otherwise using (i) the name, trade name and/or trademark KOZY KITTEN which is the subject of U.S. Registration Number 730,530, and (ii) any unregistered common law trademarks, trade dress and label designs utilized solely therewith and good will associated therewith (hereinafter referred to as the "Mark"); and

            WHEREAS, WINDY HILL PET FOOD COMPANY, INC., a Delaware corporation, whose principal address is Two Maryland Farms, Suite 301, Brentwood, Tennessee 37037 (hereinafter "Assignee") desires to acquire any and all rights that Assignor may have in and to the Mark (including the registration issued by the United States Patent and Trademark Office identified above and all renewals and extensions thereof), together with the goodwill of the business in connection with which the Mark is used and which is symbolized by the Mark;

            NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Assignor does hereby assign unto Assignee all of Assignor's right, title and interest in and to the Mark throughout the world (including without limitation, any and all related registrations issued by the United States Patent and Trademark Office, all renewals and extensions thereof and any unregistered common law trademarks, trade dress and/or label designs utilized solely therewith), together with the goodwill of the business in connection with which the Mark is used and which is symbolized by the Mark and the right to recover for damages and profits for past infringements thereof.

            Assignor agrees to execute and deliver, at the request of the Assignee, such additional papers, instruments, and assignments, as the Assignee may reasonably require in order to vest Assignor's right, title, and interest in and to the Mark in the Assignee and/or to carry out the intent of this Assignment.

            IN WITNESS WHEREOF, Assignor has executed this Assignment this ______ day of _____,19__.


                                    PROMARK INTERNATIONAL INC.


                                    By:
                                        ----------------------------
                                    Name:
                                         ---------------------------
                                    Title:
                                          --------------------------

                          Corporate Acknowledgment Form

STATE OF       )
               )ss.:
COUNTY OF      )

            On this __ day of_________ 19__, before me personally came _______________________ to me known, who being by me duly sworn did depose and say that he/she is the ______________________ of ProMark International Inc., the corporation described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by order of the Board of Directors of said corporation.


                                      ---------------------------------
                                         Notary Public


                                      -B-2-

                                    EXHIBIT C

                                     WAIVER

      Re: Trademark License Agreement between ProMark International, Inc. and Windy Hill Pet Food Company, Inc.

            Pursuant to this Letter Agreement and in consideration of and as provided in the Asset Purchase Agreement, dated April 17, 1996, made between Heinz Pet Products Company, a division of Star-Kist Foods, Inc. ("HPP"), ProMark International Inc., Perk Foods Co. Incorporated, H.J. Heinz Company, Windy Hill Pet Food Holdings, Inc. and Windy Hill Pet Food Company, Inc., HPP agrees to and hereby does waive any and all rights to the KOZY KITTEN trademark (including any unregistered common law trademarks, trade dress and label designs utilized solely therewith) under that certain License Agreement, dated June 20, 1995 ("ProMark License"). Furthermore, the definition of Licensed Property in the ProMark License is hereby amended to provide that the KOZY KITTEN trademark (including any unregistered common law trademarks, trade dress and label designs utilized solely therewith) is no longer included in the definition of Licensed Property (as such term is defined in the ProMark License).


                                    PROMARK INTERNATIONAL INC.


                                    By:
                                        ----------------------------
                                    Name:
                                         ---------------------------
                                    Title:
                                          --------------------------

Agreed and Accepted this ___ day of _______________, 1996.

Heinz Pet Products Company,
a division of Star-Kist Foods, Inc.


By:
    ----------------------------
Name:
     ---------------------------
Title:
      --------------------------